UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

Premco Products, Inc. Employees’ Savings and Investment Plan
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-12123	25-1199382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA	17233-9533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(7l7) 485-5161

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(b)	New Independent Accountants.

The Registrant selected Grant Thornton LLP as its initial independent accountants for the new Premco Products, Inc. Employees’ Savings and Investment Plan (the “Plan”) as of April 14, 2004. During the two most recent fiscal years and through April 14, 2004, the Registrant did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1) (v) of
Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premco Products, Inc. Employees’ Savings and Investment Plan (Registrant)

Date: April 14, 2004	/s/ Thomas D. Singer Thomas D. Singer Senior Vice President, General Counsel and Secretary

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